[The documents described herein are contained in a folder bearing the McDonald's Arches logo (registered TM) on the cover; a business card on the inside flap that reads as follows:

   McDonald's logo (registered TM)

   For additional information on McDonald's please contact:

   Investor Relations
   McDonald's Corporation
   Kroc Drive
   Oak Brook, Illinois 60521

   Individual Investors     708/575-7428
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   The McDonald's recycling logo (registered TM) Printed on Recycled Paper,
   50% Post-consumer Content, 10% Pre-consumer Content, (copyright) 1992 McDonald's Corporation, McD 1-1450 (12/92), on the back cover]



   COVER LETTER:


   Dear Fellow Shareholder:

   McDonald's Waste Reduction Action Plan -- initially developed in partnership with the Environmental Defense Fund -- began three years ago with 42 initiatives to reduce, reuse and recycle/compost. It has now more than doubled to almost 100 initiatives.

   The cumulative effect has been significant. Over the past three years, we've implemented source reduction activities that have eliminated
   15 million pounds of packaging annually. Within the same time span, we've increased our average packaging recycled content from 17% in 1990 to 45% (half post-consumer). McDonald's U.S. restaurants are utilizing 220,000 tons of recycled packaging per year and purchasing more than $250 million annually of recycled products of all kinds.

   Our progress last year represents how determined we are to stay fresh in our approach to reduce waste wherever practical. We continue to find that integrating environmental criteria into our day-to-day decision-making process has positive results for both the bottom line and our customers. One example is our new Big Mac container. This package not only improves our operational efficiency -- by increasing the speed of service to our customers -- it also represents an environmental improvement. This new package is extremely lightweight (10% less than the former wrap and collar), utilizes 40% recycled content in the middle of a five-layer structure (15% post-consumer), and uses unbleached paper.

   Increasing the purchase of environmentally preferable paper is another priority. More than 90% of what we buy is paper. To help accomplish this goal, McDonald's helped establish the Paper Task Force with Duke University, the Environmental Defense Fund, Johnson and Johnson, Nationsbank, Prudential, and Time. The task force will be developing recommendations on how to increase the use of environmentally preferable paper and paperboard products after 12 -18 months of extensive research.

   Leadership in the environmental arena is vital. At McDonald's our way is to lead through action and we believe our leadership is evidenced in this detailed update of the Waste Reduction Action Plan. Please feel free to contact us if you have any further questions.

   Sincerely,


   /s/ Shari Petty
   Coordinator - Shareholder Services



                    McDONALD'S WASTE REDUCTION ACTION PLAN
                        STATUS REPORT - APRIL 25, 1994

   The following is a summary of McDonald's waste reduction initiatives from April 1991 through April 1994. These began with the McDonald's/Environmental Defense Fund Waste Reduction Action Plan (WRAP) completed in 1991 that included the original 42 initiatives introduced in 1991 to reduce, reuse and recycle/compost. Since its inception, WRAP has evolved to almost 100 separate projects.

         Projects in Progress (pgs 1-4); Completed Projects (pgs 4-8)


   PROJECTS IN PROGRESS:

   1. Replace paperboard containers for medium and large french fries with paper bags - potential 75% source reduction.

   Initial Time Line:  May 1991

   Projects In Progress: Test has expanded to three markets (Dayton, Fresno and Asheville)--100 restaurants. Some fry yield improvements still needed. Consumer research shows mixed acceptance.

   Next Step: Further evaluation is dependent on thorough marketing research to be concluded in Fresno by July, 1994.

   2. Replace heavy-duty corrugated shipping boxes with reusable plastic containers for the delivery of meat and poultry to McDonald's suppliers.

   Initial Time Line:  October 1991

   Projects in Progress:  Tests in Canada have been successful thus far.

   Next Step: Evaluating for U.S. application by working with McDonald's Meat Council; currently conducting limited two supplier test.

   3. Complete the implementation of corrugated recycling in McDonald's U.S. restaurants.

   Initial Time Line:  December 1991

   Projects in Progress:  65% of restaurants recycling corrugated.

   Next Step: Falling short of our 100% recycling goal due to poor recycled corrugated markets and lack of solid, dependable recycling infrastructure. Promoted at McDonald's Worldwide Owner-Operator Convention in April 1994.

   4. Develop the use of durable shipping pallets for use in the movement of goods.

   Initial Time Line:  December 1991

   Projects in Progress: CHEP USA program with four suppliers initiated in June 1991. Based on success, presently more than 50% of suppliers are part of the program. CHEP involves quality wood pallets and a centralized pool program which controls inventory and maintains the pallets.

   Next Step: McDonald's is encouraging the continued supplier expansion of the CHEP system because of the efficiencies in distribution, including the virtual elimination of wood pallet waste.

   5.   Test coffee cup recycling with customers.

   Initial Time Line:  1st Qtr 1993

   Projects in Progress: Developed graphics and re-dispenser cylinders for test in restaurants. Six Seattle restaurants began testing in August 1993.

   Next Step: Customer participation levels are disappointingly low. Inclusion of items besides hot cups and lids occurring. Review of program to be completed by Sept. 1994.

   6.   Conduct composting test in New York.

   Initial Time Line:  Feb. 1993

   Projects in Progress: Initial one store test expanded to 15 restaurants in Feb. 1994. Stores are separating behind-the-counter organics (food scraps and soiled paper). Results show 30% waste diversion (100 lbs./store/day) and favorable store operations and economics.

   Next Step: Monitor test during 1994, including tracking the separation quality and quantifying the economics.

   7. Participate in "Food for the Earth: A Composting Initiative of the Foodservice Industry."

   Initial Time Line:  2nd Qtr. 1994

   Projects in Progress: Working with other foodservice companies, suppliers, Composting Council and National Audubon Society to develop industry-wide composting test.

   Next Step: The group is evaluating optimal test site locations. Targeting a launch during the second half of 1994.

   8.   Purchase straws made from a reduced amount of material.

   Initial Time Line:  1991

   Projects in Progress: Going to a narrower straw is being reevaluated due to the milk shake reformulation.

   Next Step:  Additional consumer research required.

   Use paper products that utilize more benign bleaching processes, or use unbleached paper products wherever feasible.

   9. Testing 100% totally chlorine-free (TCF) paper from Lyons Fall Paper Mill for fry bags.

   Initial Time Line:  October 1991

   Projects in Progress: Phased-in eight Northeast distribution centers to the TCF fry bags by February 1994.

   Next Step: Continue to evaluate over next year in conjunction with Paper Task Force (PTF) work. The Paper Task Force is comprised of McDonald's, Time, Prudential, NationsBank, Duke University, Johnson & Johnson, and the Environmental Defense Fund. Its goal is to identify ways to increase the purchase of environmentally preferable paper. The study will take 12-18 months ending with recommendations in early 1995.

   10.  Convert to oxygen bleached coffee filters.

   Initial Time Line:  April 1991

   Projects in Progress: To date, unable to source totally chlorine free coffee filter paper.

   Next Step: Continue to investigate available alternatives through work on the Paper Task Force.

   11.  Research unbleached and recycled content cold cups.

   Initial Time Line:  1993

   Projects in Progress: Have developed and reviewed eight different prototypes, varying in color and recycled content.

   Next Step: Plan to identify cup stock by May 1994 with goal of 25% recycled content (10% post-consumer) and then put through in-house testing. Store test is planned if successful.

   12.  Convert to elemental Chlorine Free (ECF) insulated sandwich wraps.

   Initial Time Line:  1993

   Projects in Progress:  One supplier completed in 1993.

   Next Step:  Remaining suppliers to complete conversion in 1994.

   13.  Evaluate unbleached fry cartons.

   Initial Time Line:  1994

   Projects in Progress:  Suppliers have made samples.

   Next Step:  To be reviewed with Marketing during 2nd quarter 1994.

   Annually evaluate all foodservice products and packaging items to identify opportunities and establish goals for source reduction.

   14.  Reduce weight of hot cup lid.

   Initial Time Line:  1992

   Projects In Progress: One supplier has met all performance standards; currently phasing in (10% reduction on large lid).

   Next Step: Other suppliers have not met specifications; further testing conducted through 3rd quarter 1994.

   15.  Research alternative blowing agent for hot cups.

   Initial Time Line:  1992

   Projects In Progress: Have developed first R & D samples using CO2 -- too brittle.

   Next Step: Brittleness and cost concerns unresolved. Suppliers back in R&D stage.

   16.  Test down-gauged can liners.

   Initial Time Line:  1993

   Projects in Progress: Previous testing has shown difficulty in meeting McDonald's quality specifications, especially related to "leakers." Testing 25% reduced can liner (1.0 mil to .75 mil; 235 lbs./store/year).

   Next Step:  Evaluate results by 3rd quarter 1994.

   17.  Test automated cream dispenser.

   Initial Time Line:  1993

   Projects In Progress: Being tested in Canada for drive-thru McOpCo restaurants.

   Next Step:  Limited test in Boston currently underway.

   18.  Reduce basis weight of carry-out bags.

   Initial Time Line:  1993

   Projects In Progress: Current bag material is 35#/3,000 sf paper; working with one supplier to test 33# paper during 2nd quarter 1994.

   Next Step:  1994/5 goal is to move to 33# paper, a 6% reduction.

   19.  Test hash brown bags.

   Initial Time Line:  1993

   Projects In Progress: Testing bags vs. cartons -- potential 77% source reduction.

   Next Step: 10-50 store test being conducted in Chicago first half of 1994.

   20.  Source reduce sandwich wraps.

   Initial Time Line:  1993

   Projects In Progress: Testing 14# weight paper vs. 16# for Hamburger, Cheeseburger, Egg McMuffin, and Sausage Biscuit.

   Next Step:  Five store test first half of 1994.

   21.  Reduce napkin case cube.

   Initial Time Line:  1993

   Projects In Progress: Reducing embossment in napkins which allows for better case pack cube, saving 30 lbs./store/year.

   Next Step: One supplier has completed; balance targeted to develop and complete in 1994.

   22.  Test wooden coffee stirrers.

   Initial Time Line:  1993

   Projects In Progress: 20% source reduction vs current plastic stirrers; some concerns over wood flavor; consumer research in Portland shows 2:1 preference for wood; currently in 50 store test in Maine.

   Next Step: Plan to expand to 30 store test in Boston area by 3rd quarter 1994.

   23. Evaluate all packaging annually to identify potential changes which will enhance either recycling or composting initiatives as they develop.

   Initial Time Line:  1991

   Projects In Progress:  Perseco/Purchasing R&D continuing; i.e.
   proprietary materials for straws, lids, cutlery, film and rigid containers being aggressively pursued.

   Next Step: Full technological review completed in Jan. 1993. Priorities for most promising technologies identified, and future development game plans coordinated. Performance obstacles remain. Degradable materials do not meet heat and moisture retention requirements.

   24. Explore alternatives to the polyethylene component of the present layered wrap to enhance its recyclability and/or compostability.

   Initial Time Line:  1991

   Projects In Progress: Tested glassine and cellophane (poor performance); other compostable material replacements for PE, including starch-based materials, have not met performance specifications.

   Next Step: Testing various materials to find an operationally acceptable alternative, including new wax-based variations.

   Annually analyze all shipping packaging to determine items which could be eliminated or reduced via the Optimum Packaging Team.

   25. Evaluate change to flexible pouches vs. rigid cups for grape and strawberry jams.

   Initial Time Line:  1993

   Projects In Progress:  One supplier test 2nd quarter 1994.

   Next Step:  Evaluate for expansion after one supplier test.

   26.  Redesign muffin corrugated shipping container.

   Initial Time Line:  1993

   Projects In Progress: One distribution center test shows problems with carton pallet overhang.

   Next Step:  Further refinement needed to make distribution compatible.

   27.  Review possible excessive shipping packaging for tea bags.

   Initial Time Line:  1993

   Projects In Progress:  Under review.

   Next Step:  Initial review by OPT team leader due by 2nd quarter 1994.

   28. Investigate reducing polyethylene film used to pack breakfast foam, salad packages, radishes and cucumbers.

   Initial Time Line:  1993

   Projects In Progress:  Excess film used in order to create inner packs.

   Next Step:  Under review.  Reports due by 3rd quarter 1994.

   29. Evaluate switching orange juice concentrate and bulk mustard from current rigid container to flexible pouch.

   Initial Time Line:  1993

   Projects In Progress:  Under review.

   Next Step:  Report due by 3rd quarter 1994.

   30.  Reduce shake corrugated box by creating gap.

   Initial Time Line:  1993

   Projects In Progress:  Five store test successful.

   Next Step: The new case design, saving 3% corrugated, is being implemented nationally in 1994.

   31.  Review cheese corrugated.

   Initial Time Line:  1993

   Projects In Progress:  Under review.

   Next Step:  2nd quarter review.

   Maximize use of Post Consumer Material (PCM) wherever possible.

   32.  Add recycled content to polypropylene trays.

   Initial Time Line:  1991

   Projects in Progress: 50% recycled content (15% PCM HDPE/35% PIM PP); currently in successful test in two markets.

   Next Step: Expansion continuing by working with other two tray suppliers. The main reason for slow expansion has been the lack of availability of post-consumer PP.

   33.  Add post-consumer material for french fry cartons.

   Initial Time Line:  1992

   Projects in Progress: Testing tri-layered board with post-consumer material in the middle layer. Met with the FDA to review positive test data and protocol, including micro count, PCBs, dioxin, and heavy metals; levels in compliance with all existing standards.

   Next Step: Expanding test to 50 stores in St. Louis 2nd quarter 1994. Further refinement is being done to minimize staining of recycled board.

   34.  Increase PCM in Happy Meal bags and cartons.

   Initial Time Line:  1993

   Projects in Progress: Happy Meal bags currently at 65% PCM; cartons currently at 100% total, 40% PCM.

   Next Step: 1994 goal for bags is 75% PCM; carton goal is 60% PCM -- two of three suppliers met this target by end of 1993.

   35.  Increase PCM in carry-out bags.

   Initial Time Line:  1993

   Projects in Progress:  Current requirement is 100% total with 50% PCM.

   Next Step: Currently working with one supplier to investigate possibility of increasing to 100% PCM. This is being done while trying to decrease basis weight.

   36.  Increase PCM in napkins.

   Initial Time Line:  1993

   Projects In Progress:  Current standard is 100% total with 30% PCM.

   Next Step: 1994 goal is to increase PCM to 35% while not increasing costs. Higher level of PCM would add cost premium.

   37.  Add recycled content to trash can liners.

   Initial Time Line:  1994

   Projects In Progress: Five store test in Nashville successful using 30% post-consumer recycled content (mostly from recycled milk containers). No leakage; good cost.

   Next Step:  The entire Nashville region will test 2nd quarter 1994.

   38.  Add post-industrial material in sandwich wraps.

   Initial Time Line:  1993

   Projects in Progress: More than half of system using PIM levels of more than 50%.

   Next Step:  1994 goal is to investigate adding 15% PCM in wraps.

   39. Track source reduction, recycled content and recycling/composting activities.

   Initial Time Line:  1991

   Projects In Progress:  Updated quarterly.

   Next Step: Working with Information Services in order to track and gather vendor packaging information systematically, and track McDonald's activities.

   40. Review recycled content targets for corrugated shipping containers annually.

   Initial Time Line:  1993

   Projects In Progress: Increased requirement from 35% total recycled content, of which 10% minimally must be post-consumer content, to 40% total, 25 PCM.

   Next Step:  Will review standards again at end of 1994.

   COMPLETED PROJECTS:

   1. Conduct a controlled compost test of key packaging items to assess their compostability.

   Initial Time Line:  March 1991

   Status: Completed March 1991 at Microgen Company. Wax coatings OK; degradable starches OK.

   2. Replace single-portion packet cleaning supplies with bulk cleaning supplies.

   Initial Time Line:  March 1991

   Status: New bulk floor care product (one gallon jugs replacing 64 packets) began roll-out in October 1991. Completed by 1st quarter 1992.

   3.   Introduce unbleached Big Mac wrap.

   Initial Time Line:  March 1991

   Status:  Completed on time.

   4. Convert all sandwich polystyrene foam containers to paper-based wraps.

   Initial Time Line:  April 1991

   Status: Completed on time to combination of wax wraps, insulated wraps and collars. Up to a 90% volume reduction versus foam. Corresponding corrugated usage reduced by 85%.

   5.   Eliminate individual cutlery packaging where allowed.

   Initial Time Line:  April 1991

   Status: Completed introduction in April 1991, but slow progress due to local customer, owner-operator and health department sanitation and health considerations.

   6.   Reduce size of napkin.

   Initial Time Line:  April 1991

   Status:  Completed on time -- 8% reduction.

   7. Initiate a composting feasibility test in order to determine the compostability of McDonald's organic waste from 10 New England restaurants.

   Initial Time Line:  April 1991

   Status: Completed on time. Found McDonald's organic waste to produce an excellent compost.

   8. Complete the phase-in of recycled content carry-out bags with a minimum 50 percent post-consumer material.

   Initial Time Line:  April 1991

   Status: Completed on time. 100% recycled content: 50% PCM (including 20% newsprint); 50% PIM minimum standards.

   9.   Convert to unbleached carry-out bags.

   Initial Time Line:  May 1991

   Status: Completed on time. Happy Meal bags are different (largely recycled newsprint) with minimum 65% PCM.

   10. Conduct a pilot test of recycling post-consumer food contact paper in 30 New England restaurants.

   Initial Time Line:  June 1991

   Status: Initial tests done with Ponderosa Fibers, Perdomo and Sons Recycling, Pope and Talbot and Wisconsin Tissue. Poor results due to mixed fibers and food contamination.

   11.  Convert to a larger ketchup packet.

   Initial Time Line:  December 1991

   Status: Test results were negative. No proven source reduction; higher cost.

   12. Eliminate inner-pack dividers in shipping containers for cleaning supplies.

   Initial Time Line:  December 1991

   Status: Four products implemented; sanitizer box and tray; powder bleach; and sink pak.

   13. Evaluate the total waste sorting and materials recovery approach in test with McDonald's restaurants in Southern California through 1991, as a means to recover as much of the waste stream as possible.

   Initial Time Line:  1991

   Status: Program had logistical and operational difficulties. Further expansion of co-mingled waste concept not to be pursued. Crew and customer separation to be investigated in different tests.

   14.  Eliminate lids served on cold drinks for in-store customers
        (Canada).

   Initial Time Line:  1991

   Status: Frequent drink spillage by small children causes unsafe conditions. Also difficult to identify diet drinks, especially for diabetics. No current testing on this concept, but evaluating drink-thru lid which would eliminate possible need for straw.

   15.  Increase recycled content in napkins to 100% (minimum 30% PCM).

   Initial Time Line:  December 1991

   Status:  Implemented on time.

   16. Ensure that all McDonald's suppliers are using corrugated boxes containing 35% recycled content.

   Initial Time Line:  December 1991

   Status: Packaging suppliers: 100% achievement. Food suppliers; most large suppliers have achieved; smaller suppliers having some difficulty -- currently working with them to achieve full compliance.

   17.  Distribute waste reduction packaging specifications to suppliers.

   Initial Time Line:  June 1991

   Status:  Distributed to all packaging suppliers in June 1991.
   Distributed to all food suppliers in November 1992.

   18. Use reusable shipping containers for the shipping of ketchup packets.

   Initial Time Line:  December 1991

   Status: Completed tests and several refinements throughout 1991 with three restaurants in N.J. Tests showed excessive loss of reusable containers, plus several logistical challenges related to pickups, redelivery and sanitation. Further tests conducted in Canada and Germany throughout 1992 produced the same results.

   19.  15% supplier waste reduction.

   Initial Time Line:  December 1991

   Status: Began distributing environmental questionnaire to suppliers in 1991. Their feedback and results are summarized annually.

   20. Aggressively seek alternatives to the present wax coatings used on meat shipping boxes to enhance their recyclability.

   Initial Time Line:  September 1992

   Status: As of Sept. 1992, all meat suppliers directed to phase out of wax-coated boxes and switch to either a poly-coated box (such as Lamilux) which has the potential to be recycled, or bag-in-the-box (PE bags containing the hamburgers making the box itself recyclable).

   21.  Keep McRecycle USA program growing within the McDonald's system.

   Initial Time Line:  Ongoing

   Status: Have spent more than $890 million in first four years of program, doubling our goal. On average, each McDonald's restaurant spends $22,000 annually on recycled products. More than 600 companies registered in McRecycle USA; have shared data base with 200 outside organizations; more than 50 new suppliers being utilized; conduct annual McRecycle awards to outstanding suppliers and McDonald's regional offices.

   22.  Lightweight corrugated container for Big Mac.

   Initial Time Line:  1993

   Status: Changed to "F-flute" mini-corrugated container, extremely lightweight -- 10% source reduction vs. former Big Mac wrap and collar, with 40% recycled content. The recycled content represents a major step in using more recycled materials in packaging used directly with food. The recycled content in this new Big Mac container is in the middle layer of a five layer structure, and meets all FDA requirements.

   23.  Reduce back flap on fry cartons.

   Initial Time Line:  1993

   Status:  Redesigned fry carton to reduce paperboard usage by 13%.

   24. Change case pack for cold cup and lids to increase corrugated efficiency.

   Initial Time Line:  1993

   Status:  Corrugated usage reduced by 18 lbs./store/year.

   25.  Reduce basis weight of Happy Meal Bags from 41# to 35# paper.

   Initial Time Line:  1993

   Status:  Impact has been reducing paper usage by 45 lbs./store/year.

   26.  Test the use of a bulk condiment dispenser for customer use.

   Initial Time Line:  December 1991

   Status: Five restaurant test commenced 1st Quarter 1992. Received good customer reaction. Due to good economics and customer acceptance, approximately 25% of McDonald's have phased into the bulk dispensers for in-store use.

   27. Test composting behind-the-counter organics in three Fairfield, Conn. restaurants as part of a community program sponsored by the National Audubon Society.

   Initial Time Line:  April 1992

   Status: Composting completed in April; technical analysis and full report completed by National Audubon Society and Procter and Gamble (available upon request). Results confirm that McDonald's organic waste is compostable.

   28. Established an independent company in April of 1991 called TriAce to manage solid waste and recycling within the McDonald's system.

   Initial Time Line:  April 1991

   Status: TriAce went out-of-business in April 1993 due to financial insolvency. Centralized approach to solid waste management was confronted with insurmountable barriers, including decentralized nature of the waste hauling business, municipal restrictions, and existing long-term contracts. These factors helped contributed to a lack of TriAce financial growth.

   29. At biannual owner-operator convention in April 1992, full recycling/composting to be included.

   Initial Time Line:  April 1992

   Status: Recycled and/or composted virtually all waste from convention site attended by more than 10,000 people for one week, including glass, polystyrene, paper, corrugated and food waste.

   30.  Test Chicken McNugget bags vs. cartons.

   Initial Time Line:  1st Qtr 1992

   Status: Various sizes and different substrates tested. Bags found not to meet product quality requirements, especially for moisture retention.

   31.  Use more soybean based inks.

   Initial Time Line:  2nd Qtr 1992

   Status: 20 piece McNugget test was positive. Phased-in for one McNugget supplier. Soybean inks can only be run on flexo/off-set printing presses; the majority of our suppliers use rotogravure. All Happy Meals converted to soybean based inks.

   32.  Redesign Chicken McNugget box to reduce paperboard usage.

   Initial Time Line:  2nd Qtr 1992

   Status: Regional test with 20% source reduction was successful; being implemented nationally in 1993.

   33.  Through redesign, reduce Happy Meal box and bag.

   Initial Time Line:  1st Qtr 1992

   Status: Implemented 20% reduction in Happy Meal bags and 25% reduction in boxes in 1992.

   34.  Reduce size of Quarter Pounder wrap.

   Initial Time Line:  1992

   Status: Reduced Quarter Pounder wrap (1993 implementation) by one inch, 8%.

   35.  Lighter weight sundae cups.

   Initial Time Line:  July 1992

   Status: Successfully reduced sundae cup by 5% with no quality or performance impact.

   36. Reduced corrugated needed for hot cups, coffee stirrers and cake cones.

   Initial Time Line:  1992

   Status: Hot cups: reduced from 175# to 150# corrugated; downsized coffee stirrer boxes by reducing head space created by new bulk oriented inner packaging; cake cones boxes redesigned and reduced.

   37. Issue load containment guidelines to all suppliers to minimize shipping materials used in transportation.

   Initial Time Line:  May 1992

   Status: Guidelines distributed in May of 1992. This includes a stretch wrap specification which is totally recyclable, and the recommendation to use liquid case lock in place of plastic stretch wrap wherever possible. Tests of this concept has been successful.

   38.  Change raw french fry product packaging.

   Initial Time Line:  1992

   Status: Changed basis weight in corrugated packaging. All suppliers and plants completed 42% reduction.

   39.  Change pickle packaging.

   Initial Time Line:  1992

   Status: Completed 350,000 lbs/year elimination for 2000 stores by converting to new flex-pack. Planning to convert rest of system in 1994.

   40.  Reduce 10 ounce milk container reduction.

   Initial Time Line:  1992

   Status:  Reduced previous package by 13%.

   41.  Evaluate the use of reusable coffee filters.

   Initial Time Line:  June 1991

   Status: Quality Assurance Dept. has tested various alternatives and have found none to meet our standards. Reusables compare unfavorably in terms of sanitation and labor impacts.

   42.  Evaluate a reusable lid for salads and breakfast entrees.

   Initial Time Line:  September 1991

   Status: One store test for salads produced negative results. Most "reusable" lids disposed of within one week despite in-store signage and crew reminders. Project discontinued June 1993.

   43.  Test a refillable coffee mug.

   Initial Time Line:  December 1991

   Status: A special McDonald's environmental reusable mug has been developed and made available to the McDonald's system for promotion use. Not enough consumer usage for permanent promotion.

   44. Incorporate waste reduction goals into full field audits for distribution centers.

   Initial Time Line:  Ongoing

   Status: A full waste characterization survey of D.C.'s completed in April 1991. Environmental factors incorporated into full field distributor audits effective in 1992.

   45. Develop and test waste food processing machine for potential restaurant usage.

   Initial Time Line:  1993

   Status: Worked with the Gas Research Institute to evaluate a new machine to grind and dehydrate McDonald's food waste and use as animal feed. The economic model showed a poor return on investment; project discontinued 3rd quarter 1993.

   46.  Label packaging with recycled content specifics.

   Initial Time Line:  1st Qtr 1992

   Status: Began labeling post-consumer and pre-consumer content of recycled packaging (e.g., carry-out bags, trayliners) in 1992. Consumer research we conducted showed customers want to see that a package is made with recycled content, but they do not understand the terms post-consumer or pre-consumer. Will continue to label packaging with recycled content specifics and will seek opportunities to educate consumers on pre-consumer/post-consumer definitions.

   47. Evaluate new packaging for dispensing Big Mac and tarter sauce in behind-the-counter operations.

   Initial Time Line:  1993

   Status: Reviewed and evaluated supplier concepts, including working models, for new and innovative packaging options. Potential source reduction was up to 80%. Project was discontinued because of inadequate return on investment.

   48. Maximize the use of one material for inner bags and inner wraps (low-density polyethylene film) to enhance recyclability.

   Initial Time Line:  1991

   Status: Virtually all behind-the-counter film (dry) is now low density polyethylene.

   49. Work with the emerging polyethylene recycling infrastructure to establish a LDPE recycling program in one region.

   Initial Time Line:  1992

   Status: Approximately 80 stores tested behind-the-counter recycling in Chicago, Indianapolis and Maine through TriAce throughout 1992. Procedures and recycling manual have been produced and distributed to regional offices. It is regional decision to recycle given local factors such as infrastructure availability.

   50. Testing distribution trucks picking up plastic after deliveries and consolidating at distribution center where it would be sent off to be recycled.

   Initial Time Line:  1992

   Status: Tested in Chicago with 50 restaurants. Logistically, the test went well. Cost of program was prohibitive toward expansion.

   51. Conduct a restaurant test of a starch-based material for consumer cutlery to replace present plastic cutlery in order to evaluate its functionality and compostability.

   Initial Time Line:  September 1991

   Status:  Reevaluated new cutlery reformulations in Jan. 1993.
   Performance features improved to meet operational and customer requirements. Project put on hold due to lack of composting infrastructure, unknown environmental life-cycle assessment, and high cost of product.

   52. Test newsprint sheets for prep pan liners. (They use groundwood pulp yielding higher pulp utilization and less chemical bleaching.)

   Initial Time Line:  1993

   Status:  Implemented in all restaurants at end of 1993.

   53.  Conduct annual supplier conferences.

   Initial Time Line:  1989

   Status: Conducted fifth annual Perseco Supplier's Conference in October, 1993 with top packaging suppliers. Will continue annually.

   54.  Initiate supplier recognition program.

   Initial Time Line:  1992

   Status: In 1993 established McDonald's Earth Effort Packaging Award recognizing significant environmental achievement from suppliers with McDonald's packaging. Will award annually.

   55.  Continue annual waste characterization study.

   Initial Time Line:  1991

   Status: One store Buffalo test completed in Dec. 1993. Will update annually.

                        McDONALD'S RECYCLED PACKAGING

                               1993 Actual             1994 Goals
                               -----------             ----------
                                       Average                 Average
                                       Percent                 Percent
                            Total      Recycled    Total       Recycled
                            Recycled   Content     Recycled    Content
   Packaging Item           Content    (PCM/PIM)   Content     (PCM/PIM)
   --------------           --------   ---------   --------    ---------
   Big Mac Container          40%       15/25%        40%       15/25%
   Carry-Out Bag              100       50/50         100       70/30
   Napkins                    100       30/70         100       35/65
   4-Hole Drink Trays         100       92/8          100       92/8
   Happy Meal Bags            100       65/35         100       75/25
   Happy Meal Cartons         100       40/60         100       60/40
   Trayliners                 100       10/90         100       10/90
   Sandwich Wraps             20        0/20          50        0/50
   Jumbo Roll Tissue (JRT)    100       40/60         100       40/60
   Toilet Tissue              100       20/80         100       20/80
   Roll Towels                100       20/80         100       20/80
   Corrugated                 35        10/25         40        25/15
   Cold Cups                                          50        10/40
   French Fry Cartons                                 50        25/25
   Insulated Wraps                                    20        10/10


                         PCM = Post Consumer Material
                        PIM = Post Industrial Material


                            McDONALD'S CORPORATION
                    ENVIRONMENTAL AWARDS AND RECOGNITIONS


   ------------------------------------------------------------------------
   1991 - 93

   Rated #1

   Cambridge International Reports
   Americans have rated McDonald's the most environmentally responsible according to Cambridge Reports/Research International for the years 1991, 1992, and 1993.
   ------------------------------------------------------------------------
   1991 and 1993

   Rated #1

   The 1991 and 1993 Green Gauge Report by the Roper Organization

   "The top company associated with having a 'good reputation' on environmental issues is McDonald's." The Roper Report
   ------------------------------------------------------------------------
   1991

   The National Recycling Coalition's
   Fred Schmitt Award

   Honors McDonald's and EDF as winners for outstanding environmental leadership at 10th National Recycling Congress & Exposition
   ------------------------------------------------------------------------
   1991

   Green Thumbs Up Award

   For exceptional efforts towards fulfilling environmental responsibility and ecological awareness with the public

   Recognized McDonald's "Let's Get Growing America" program. McDonald's gave over 9,000,000 trees to customers.
   ------------------------------------------------------------------------
   1991

   Illinois Recycling Association Award

   To McDonald's and EDF for their partnership in developing waste reduction and recycling programs
   ------------------------------------------------------------------------
   1991

   President's Environment and Conservation Challenge Award

   Recipient of the first White House environmental award for McDonald's partnership with Environmental Defense Fund.
   ------------------------------------------------------------------------
   1991

   Silver Anvil Award

   Recognizes outstanding public relations programs of business.

   For the introduction of McRecycle USA, McDonald's commitment to spend $100 million per year on recycled products.
   ------------------------------------------------------------------------
   1992 and 1993

   AmeriStar Award

   (Environmental Packaging Competition)

   1992:     For McDonald's new 100% recycled brown carry-out bag
   1993:     For new Big Mac container
   ------------------------------------------------------------------------
   1993

   3M Scotchban (TM) Innovation Award
   Category:  Paper/Environment

   Grand Prize for New Big Mac container (40% recycled content;
   10% lighter);
   ------------------------------------------------------------------------
   1993

   Certificate of Environmental Achievement

   The National Environmental Awards Council

   Presented to McDonald's for its Waste Reduction Action Plan. It "recognizes this outstanding program in the fourth edition of Renew America Environmental Success Index"
   ------------------------------------------------------------------------
   1993

   Corporate Social Responsibility Award

   Society for Advancement of Management

   For McRecycle USA: "McRecycle USA was selected as the type of corporate effort which established a standard to which other organizations can aspire."
   ------------------------------------------------------------------------
   1993

   Massachusetts Packaging Challenge Award

   Received "Silver" award for use of high levels of recycled content in McDonald's packaging.
   ------------------------------------------------------------------------
   1993

   World Star Award

   From World Packaging Organization

   For new Big Mac (F-Flute) packaging
   ------------------------------------------------------------------------

   Updated 4/1/94



   BROCHURE:

   FRONT COVER:

                             THE PLANET WE SHARE

                        [graphic depiction of a globe]

                       [McDonald's Logo - bottom right]


   INSIDE OF BROCHURE:


                             THE PLANET WE SHARE.

        Every McDonald's (registered TM) restaurant is committed to protecting our environment. Not just for this generation, but for generations yet to come. That's the idea behind McDonald's Earth Effort.

                        McDONALD'S EARTH EFFORT. (TM)

        McDonald's Earth Effort is a far-reaching program that starts with the three waste reduction principles: reduce, reuse, recycle, then goes beyond to include our policy of not using beef raised on rain forest land. Using energy-efficient equipment. Developing educational programs for schools. And more.

                        McRECYCLE USA. (registered TM)

        For recycling to really work, there have to be people who want to buy recycled products. That's why we started McRecycle USA. It's the most visible part of McDonald's Earth Effort - a commitment that McDonald's will buy at least $100 million worth of recycled products every year for the building, operating and equipping of our restaurants.

        McDonald's is the largest user of recycled paper products in our industry. Our carryout bags are made from recycled corrugated boxes and newsprint. And our takeout drink trays are made from recycled newspapers.

        But our use of recycled materials goes far beyond paper products. Your local McDonald's may have walls built of insulated concrete blocks made with recycled photographic film. Or roofing tiles made from used computer casings. Or a soft, colorful McDonald's Playland (registered
   TM) surface made from recycled automobile tires.

        The really good news is that in just two years, we've bought $400 million worth of recycled products through the McRecycle USA program - twice our goal.

                       WE'RE CUTTING DOWN ON OUR TRASH.

        It's called "source reduction," and it's the most effective way to combat the garbage problem. So when a leading environmental group - the Environmental Defense Fund - asked us to form a joint task force on the subject, we agreed. Together, we've found lots of ways to reduce McDonald's solid waste.

        One good example is our switch from foam packaging to paper wraps for our sandwiches, like our Quarter Pounder (registered TM) With Cheese sandwich. That Earth Effort reduced the volume of our sandwich packaging by 90%. We've also reduced waste in other areas, from napkins to Happy Meal (registered TM) bags to shipping boxes.

                WE DON'T USE BEEF RAISED ON RAIN FOREST LAND.

        It's a simple but important part of McDonald's Earth Effort. Tropical rain forests play a vital role in the Earth's ecology. Therefore, McDonald's does not, has not, and will not permit the destruction of tropical rain forests for our beef supply. Nowhere in the world do we purchase beef raised on rain forest (or recently deforested rain forest) land. And everywhere, we continue monitoring our beef suppliers to make sure this policy is strictly enforced.

                          MOST EFFORT FOR OUR EARTH.

        Over two decades ago, McDonald's began looking for ways to conserve energy in each individual restaurant. That effort continues today, with most of our restaurants using the latest energy-efficient equipment.

        For the last 20 years, we've also developed educational programs for local schools on ecology and other environmental topics. Local McDonald's restaurants have also sponsored tree-planting and litter-pickup drives.

   BACK COVER:

        Our environmental efforts were recognized by the White House with one of the first-ever President's Environment and Conservation Challenge Awards. McDonald's has also received the National Recycling Coalition's Award for Outstanding Corporate Leadership.

                              WE LIVE HERE, TOO.

        That's the real power behind McDonald's Earth Effort. The people who work in your McDonald's restaurant also live in your community. And they're as dedicated as you are to making sure that the neighborhood - as well as the planet - we share is as clean and healthy as possible. For all of us.

                          [graphic of a flower using
                   McDonald's Golden Arches as petals (TM)
                               with the wording
                        McDonald's Earth Effort (TM)]

   For more information, write: McDonald's Customer Relations, McDonald's Corporation, Oak Brook, IL 60521.

   (McDonald's Recycled Paper logo)
   Printed on Recycled Paper/10% post-consumer/50% pre-consumer
   (copyright)1992 McDonald's Corporation



   BROCHURE:

   FRONT COVER:

                                  McDonald's



                                  McDONALD'S
                              COMMITMENT TO THE
                                 ENVIRONMENT


                          [graphic of a flower using
                           McDonald's Golden Arches
                                as petals TM]


                                 OUR RESOURCE
                               CONSERVATION AND
                                ENERGY POLICY


                                 Earth Effort
                                     (TM)



   INSIDE OF BROCHURE:

   TO OUR CONSCIENTIOUS CUSTOMER::

   We know our customers care about the environment - and so do we. This brochure was developed to let you know some of the important environmental practices McDonald's has initiated in recent years. While we've been committed to preserving the environment since Ray Kroc opened his first McDonald's restaurant in 1955, I think you'll find our list of recent efforts very impressive. For example, in 1991, McDonald's received an important honor - "The President's Environmental and Conservation Challenge Award." President George Bush presented the award to McDonald's and the Environmental Defense Fund (EDF) for an unprecedented, cooperative effort in developing McDonald's Waste Reduction Action Plan, one of the most comprehensive solid waste reduction programs ever created. Awards often mean the end of a process. But not in our case...as our environmental policy states, McDonald's realizes that in today's world, a business leader must be an environmental leader as well. And, that means continually searching for ways to improve our environment - it's a process that never stops. Please take a few moments to read this brochure. In addition to outlining our "Commitment to the Environment" policy statement, it includes some of McDonald's environmental initiatives, to give you a better understanding of our ongoing efforts to aggressively search for solutions.


   /s/ Ed Rensi
   Ed Rensi, President and CEO
   McDonald's USA


                       "COMMITMENT TO THE ENVIRONMENT"

   McDonald's Policy Statement - McDonald's believes it has a special responsibility to protect our environment for future generations. This responsibility is derived from our unique relationship with millions of consumers worldwide whose quality of life will be affected by our stewardship of the environment. We share their beliefs that the right to exist in an environment of clean air, clean earth, and clean water is fundamental and unwavering. We realize that in today's world, a business leader must be an environmental leader as well. Hence, our determination to analyze every aspect of our business in terms of its impact on the environment, and to take actions beyond what is expected if they hold the prospect of leaving future generations an environmentally sound world. We will lead, both in word and in deed. Our environmental commitment and behavior are guided by the following principles:

   EFFECTIVELY MANAGE SOLID WASTE

   We are committed to taking a "total lifecycle" approach to solid waste, examining ways of reducing materials used in production and packaging, and diverting as much waste as possible from the solid waste stream. We will follow three main courses of action: reduce, reuse, and recycle.

   REDUCE

   We will take steps to reduce the weight and/or volume of packaging we use - eliminating packaging, adopting thinner and lighter packaging, changing manufacturing and distribution systems, adopting new technologies, or using alternative materials. We will continually search for materials that are environmentally preferable.

   REUSE

   We will implement reusable materials whenever feasible within our operations and distribution systems as long as they do not compromise our safety and sanitation standards, customer service and expectations, and don't conflict with other environmental or safety concerns.

   RECYCLE

   We are committed to the maximum use of recycled materials in the construction, equipping, and operations of our restaurants. We are also committed to recycling and/or composting as much of our solid waste as possible. We will change the composition of our packaging, where feasible, to enhance recyclability or compostability.

   CONSERVE AND PROTECT NATURAL RESOURCES

   We will continue to take aggressive measures to minimize energy and other resource consumption through increased efficiency and conservation. We have never permitted the destruction of rain forests for our beef supply and we never will.

   ENCOURAGE ENVIRONMENTAL VALUES AND PRACTICES

   Given our close relationship with local communities around the world, we believe we have an obligation to promote sound environmental practices by providing educational materials in our restaurants and working with teachers in the schools. We intend to continue to work in partnership with our suppliers in the pursuit of these policies. Our suppliers will be held accountable for achieving mutually established waste reduction goals, as well as continuously pursuing sound production practices that minimize environmental impact. Compliance with these policies will receive consideration with other business criteria in evaluating both current and potential McDonald's suppliers.

   ENSURE ACCOUNTABILITY PROCEDURES

   We understand that a commitment to a strong environmental policy begins with leadership at the top of an organization. Therefore, our Environmental Affairs officer has broad-based responsibility to ensure adherence to these environmental principles throughout our system. This officer reports to the Board of Directors regarding progress made toward specific environmental initiatives. We are committed to timely, honest, and forthright communications with our customers, shareholders, suppliers, and employees. And, we will continue to seek the counsel of experts in the environmental field. By maintaining a productive, ongoing dialogue with all of these individuals, we will learn from them and move even closer to doing all we can, the best we can, to preserve and protect the environment.

                         WASTE REDUCTION ACTION PLAN

   In April 1991, McDonald's announced our comprehensive Waste Reduction Action Plan. The plan initially detailed more than 40 initiatives, pilot projects, and tests, now expanded to more than 95, that we will implement to reduce solid waste in all aspects of our business.
   Combined with the continued growth of local recycling programs, this plan has the potential to divert 80 percent of the solid waste generated by McDonald's restaurants from the U.S. waste stream.

   PACKAGING CHANGES

   After three years of developing and testing alternative packaging and studying the scientific research with environmental experts like the EDF, we switched to a paper-based wrap that reduces the volume of our sandwich packaging by 80-percent. Our paper wraps also resulted in significant reductions in energy consumption, air emissions, and water pollution in its production. No other packaging on the market today offers such dramatic environmental benefits.

   OUR COMPREHENSIVE RECYCLING PROGRAM

   McDonald's has taken a total approach to recycling by recycling and/or composting everything we can, using recycled materials as much as possible, and closing the loop by creating new-end markets for recycled products. Most McDonald's restaurants across the country are already recycling all of their corrugated, some of which is used to make our unbleached, 100-percent recycled carry-out bags. McDonald's is one of the largest users of recycled materials in the U.S. Our Big Mac packaging is 40-percent recycled, of which 15-percent is post-consumer material. McDonald's Happy Meal boxes and bags, napkins, and drink holders are made from recycled paper. Since 1991, through our McRecycle USA program, we have purchased more than $200 million annually on recycled materials in new and remodeled restaurants. McRecycle USA establishes new end-markets for recycled products, which is critical in making recycling viable and economically attractive. We've also identified and approved more than 200 items that can be made from recycled materials - furniture, cleaning equipment, desk supplies, surfaces for Playlands, etc. - for use in our restaurants.

   PAPER TASK FORCE

   In 1993, McDonald's and five other organizations joined forces with the EDF on a Paper Task Force to develop recommendations for increasing the use of environmentally preferable paper and paperboard products. Because the majority of McDonald's packaging is paper, we continually work closely with our suppliers to do even more to make our packaging environmentally sound.

   LITTER

   We realize that litter is a social problem, and we do our best to encourage a litter-free environment. That's why, starting in 1955, Ray Kroc picked up litter for several blocks surrounding his first restaurant - a practice our restaurants still follow in daily litter patrols. Also, all of our paper cups and bags carry the reminder, "Please Put Litter In Its Place." Through the years, this message has encouraged proper disposal.

   RAIN FOREST PRESERVATION

   The preservation of tropical rain forest land is a top priority at McDonald's. We do not now purchase, nor have we ever purchased, beef grown on rain forest land. We do not own any cattle. We buy all of our beef and other restaurant products from approved suppliers. Wherever possible, McDonald's suppliers are local in each country where we do business. In the United States, we use 100-percent domestically grown beef. In Europe, we use 100-percent European Economic Community (EEC) approved beef. In Central and South America, our local suppliers document that McDonald's beef comes from long-established ranches and cattle ranges - not rain forest land. We do not import any beef from rain forest land. We carefully check and double-check the quality and the origin of all the beef we buy. All of our suppliers are instructed to make sure none of our products are derived from rain forest land.
   Any supplier who deviates from our strict policy on this will be immediately terminated. This policy is closely monitored and strictly enforced. In 1993, in partnership with Conservation International, McDonald's and some of its suppliers invested $4 million in a project in Costa Rica. The project loans money to farmers working to re-plant areas of the rain forest that have been destroyed, and helps them develop new sustainable agricultural practices.


   BACK COVER:

                             ENERGY CONSERVATION

   We recognize that the world's energy sources and natural resources are limited. That's why we're committed to resource conservation in many aspects of our business. As a proud member of the United States Environmental Protection Agency's Green Lights Program, all of our newly constructed company-owned restaurants will use energy-efficient bulbs and ballasts for inside lighting. And, over the next five years, we'll convert all of the inside lighting in our existing company-owned restaurants. We strongly encourage our franchised restaurants to convert as well. These systems significantly reduce pollution at the manufacturing source. Our refrigeration equipment suppliers will convert from CFC to HCFC refrigerants by the end of 1994 - a year earlier than the government-mandated Clean Air Act deadline - to eliminate CFC contribution to ozone depletion. We've worked with our suppliers to develop more energy-efficient equipment, such as two-sided grills for cooking hamburgers, and more efficient fryers. Also, many of our restaurants have economical rooftop HVAC units which circulate the air inside the restaurant every six minutes, using cool air from the outside when it's available instead of air conditioning, thus saving electricity. Since the early 1970s, McDonald's has worked to conserve water. We've installed super-efficient water heaters and flow restrictors to conserve water in our restaurants, and use hot water only when necessary for health or sanitation reasons.


   Please send your inquiries to:

   McDonald's Environmental Affairs, McDonald's Corporation,
   Kroc Drive, Oak Brook, Illinois 60521.

   [McDonald's logo for recycling]
   PRINTED ON RECYCLED PAPER
   100% Post-Consumer Content with Vegetable-Based Ink

   The following trademarks are owned by McDonald's Corporation:
   McDonald's, Happy Meal, McRecycle USA, McDonald's Playland. (Copyright) 1994 McDonald's Corp. McD19169 - 4/94



   BROCHURE:

   FRONT COVER:

                                McRECYCLE USA
                               (registered TM)


                           [graphic depiction of a
                        McDonald's Restaurant building
                             with "McRecycle USA"
                  in the middle and 3 arrows surrounding it]


                               WHEN IT COMES TO
                               BUYING RECYCLED
                                  PRODUCTS,
                             WE MEAN BUSINESS...

                            AT LEAST $100 MILLION
                                  EACH YEAR!


   INSIDE OF BROCHURE:


   RECYCLED PRODUCTS FOR
   CONSTRUCTION, REMODELING
   AND EQUIPMENT

   McRecycle USA has created a huge new market for products containing recycled materials. These recycled products are used in interior and exterior construction, decor, furniture or equipment. And they are made of materials of every type and description - paper, wood, metals, plastic, asphalt and others.

   McDonald's has already identified dozens of items in present use that can be made with recycled products. We want to find and buy as many of these products as we can.

   IF IT MEETS SPECIFICATIONS,
   McDONALD'S WILL BUY IT.

   McDonald's will consider purchasing any recycled product as long as it meets specifications, standards of quality and is competitively priced.

   McRECYCLE USA
   REGISTRY SERVICE
   1-800-220-3809

   To assist producers and suppliers of recycled products, McDonald's has established the McRecycle USA Registry Service. Manufacturers with recycled products to sell can call toll-free at 1-800-220-3809 (Monday - Friday 9:00 am to 5:00 pm EST) to register. They will receive information by mail about the program and how to register their products for McDonald's consideration.

   [McRecycle Logo] McRECYCLE USA
   McRecycle USA Registry Service
   For Suppliers:  1-800-220-3809


   POTENTIAL RECYCLED PRODUCTS
   FOR McDONALD'S (registered TM) RESTAURANTS


   CONSTRUCTION &             SUPPLIES AND             PAPER
   REMODELING                 EQUIPMENT                PRODUCTS
   --------------             ------------             --------

   Carpeting                  Booster seats            Carry-out bags
   Ceiling and floor tile     Cloth towels             Carry-out drink
   Concrete curbing           Doors and panels for       carriers
   Conference room chairs      grills, fryers, etc.    Corrugated boxes
   construction lumber        Drive-thru audio         Happy Meal
   Decorative siding           system (head set,         (registered TM)
   Fencing & decking           battery pack,             cartons
   Interior table tops         battery case)           Napkins
   Insulation                 Highchairs               Toilet tissues
   Landscape edging           In-store trays           Tray liners
   Landscape timbers          Interior/exterior
   Menu board frame            signage
   Office chairs and          Mop buckets
    tables                    Mop handles
   Patio blocks               Pallets
   Patio tables and chairs    Trash can liners
   Playland equipment         Trash receptacles
    and components            Utility carts
   Playland surfaces
   Restaurant seats
   Roofing materials
   Stepping stones
   Tire stops
   Wallboard


   [graphic of a McDonald's Restaurant building with Golden Arch signage (registered TM)]

   McDONALD'S WANTS TO USE $100 MILLION OF RECYCLED
   PRODUCTS ANNUALLY FOR NEW AND REMODELED RESTAURANTS.

   (copyright) 1992 McDonald's Corporation

   "Recycling is one of the most important environmental steps Americans can take. But the lack of solid markets for recycled products has been a barrier to many recycling efforts. We want to break that barrier.

   "That's why McDonald's has created McRecycle USA -- a program that commits us to spend an additional $100 million each year on recycled materials which meet our specifications for quality and value. In this way, we can use McDonald's purchasing power to help stimulate the demand for recycled products of all kinds."

                                          Ed Rensi
                                          President, McDonald's USA
                                          Chief Executive Officer


   McRECYCLE USA

   McRecycle USA is part of an environment leadership program that makes McDonald's restaurants the largest single market in America for recycled products.

   The program represents McDonald's goal to spend a minimum of $100 million annually on recycled products used to build, remodel and equip its restaurants in the United States.

   A $100 MILLION
   ANNUAL MARKET FOR
   RECYCLED PRODUCTS

   McDonald's builds and remodels hundreds of new restaurants each year in the USA. That represents an annual budget of $400 million. Through McRecycle USA, twenty-five percent of this amount - $100 million - will be spent on products with recycled content.

   BACK COVER:

   McRECYCLE USA,
   EXCEEDING ITS GOAL

   When McRecycle USA was established in 1990, McDonald's set a goal of spending at least $100 million on recycled products annually. In its first two years of operation, McDonald's exceeded that goal, purchasing more than $400 million worth of recycled products.

   THE BENEFITS OF
   McRECYCLE USA

   The business market for recycled products was very limited before the introduction of McRecycle USA. By making a $100 million annual commitment to purchase recycled products of many types, McDonald's is stimulating this market. When suppliers and manufacturers know that a secure market for their goods exists, they are more likely to produce recycled products.

   The benefits of McRecycle USA extend far beyond McDonald's. McDonald's shares the McRecycle USA Registry data base with other businesses, trade associations and government agencies. This has led to the creation of additional "buy-recycled" programs throughout the country.

   [graphic depiction of a McDonald's Restaurant building with "McRecycle USA" in the middle and 3 arrows surrounding it]

                                McRecycle USA
                            McDonald's Corporation
                               Kroc Drive #062
                             Oak Brook, IL  60521

   [McDonald's logo for recycling]
   Printed on 100% recycled paper
   with 100% post-consumer content
   [McDonald's logo for recycling]



   BROCHURE:

   FRONT COVER:

                              Facts & Resources

                           ...in a small package...


                          [graphic of a flower using
                   McDonald's Golden Arches as petals (TM)
                               with the wording
                        McDonald's Earth Effort (TM)]


                     "When you're green, you're growing;
                         When you're ripe, you rot."
                                ...Ray A. Kroc


   INSIDE BROCHURE:

                            McDONALD'S RESTAURANT
                                WASTE PROFILE

   A McDonald's restaurant serves about 2,000 customers and generates about 238 pounds of waste every day.

   [pie chart showing:

   3%  Plastic Wraps, Syrup Jugs*
   8%  Liquids, Office Paper, Other*
   4%  Uncoated Paper (Napkins)**
   7%  Coated Paper (Sandwich Wraps)**
   4%  Polystyrene (Hot Cups, Lids, Cutlery)**
   6%  Non-McDonald's Waste (Diapers, Other)**
   34% Food Wastes, Egg Shells, Coffee Grounds*
   34% Corrugated Shipping Boxes*

   *  Behind the Counter
   ** Over the Counter]

   80% of McDonald's waste is behind the counter

   Largest single part of McDonald's waste:

             corrugated boxes
        (560 lbs/week/restaurant)

   SOURCE REDUCTION
   HIGHLIGHTS SINCE 1990

   Since 1990, McDonald's has reduced packaging by more than 15 million pounds per year through it's Waste Reduction Action Plan (WRAP).

   [graphic depiction of WRAP with "Waste Reduction Action Plan" beneath it]

   -    Changed to paper-based wraps and containers (80% volume reduction)
   -    Reduced size of napkin (8% reduction)
   - Redesigned Chicken McNugget container to reduce paperboard usage (20% reduction)
   -    Changed to flexible packaging for pickles (40% reduction)
   -    Changed 10 oz. milk container (13% reduction)
   -    Made sundae container lighter (5% lighter)
   - Reduced corrugated needed for several products, including hot cups, coffee stirrers, cake cones, and french fries (up to 42% material savings)
   -    Reduced Quarter Pounder sandwich wrap (10% reduction)
   -    Reduced Happy Meal bags and cartons (20% reduction)

   McDONALD'S ENVIRONMENTAL PARTNERSHIPS

   SMITHSONIAN INSTITUTE (1989)
     Rain Forest Trayliners

   WORLD WILDLIFE FUND (1989)
     Five million WEcology magazines for youth

   KEEP AMERICA BEAUTIFUL (1989-today)
     Leadership member

   ENVIRONMENTAL DEFENSE FUND (1990-91)
     Waste Reduction Action Plan: 42 initiatives to reduce, reuse, recycle/compost McDonald's waste

   GLOBAL RELEAF (1991)
     Over 9 million trees given to customers

   CONSERVATION INTERNATIONAL (1991)
     "Discover the Rainforest" Happy Meal booklets

   BUY RECYCLED BUSINESS ALLIANCE (1992-today)
     Founding member of this National Recycling Coalition group dedicated to increasing the purchases of recycled products

   STUDENT CONSERVATION ASSOCIATION (1993-today)
     Created McDonald's All Star Green Teens: high school student environmental recognition and educational program

   US ENVIRONMENTAL PROTECTION AGENCY'S
   GREEN LIGHTS PARTNER (1993-today)
     Lighting energy conservation program

   ENVIRONMENTAL DEFENSE FUND (1993-today)
     Part of the Paper Task Force, with Time, Prudential,
     NationsBank, Duke University, and Johnson & Johnson, working together to buy more environmentally preferable paper products

   CONSERVATION INTERNATIONAL/CLEMSON UNIVERSITY (1993-today)
     Restoring land in Central America's La Amistad Biosphere Reserve

   US EPA'S WASTEWI$E (1994-today)
     Participating in voluntary waste reduction program

   NATIONAL AUDUBON SOCIETY (1994)
     April 1994 "Earth Days" Happy Meal

   NATIONAL AUDUBON SOCIETY/THE COMPOSTING COUNCIL (1994)
     Participating in a "Food for the Earth," a composting initiative of the foodservice industry

   [graphic depiction of a McDonald's Restaurant building with "McRecycle USA" in the middle and 3 arrows surrounding it]

   McRecycle Dollars Spent

   [graph showing following information:

   1990      $205,000,000
   1991      $210,000,000
   1992      $227,000,000
   1993      $250,000,000]

   -    Since conceived in 1990, McRecycle USA has spent nearly
        $900,000,000 on recycled products of all kinds for the constructing, equiping, remodeling, and packaging for McDonald's restaurants.

   [McDonald's logo for recycling]

                        McDONALD'S RECYCLED PACKAGING

   [McDonald's logo for recycling]

   - Each McDonald's makes a significant contribution in recycling by using recycled material in packaging. Each McDonald's averages spending $20,000 per year in recycled packaging.

                                    Post-Consumer
                        Total       Material %/           Primary
                        Recycled    Post-Industrial       Source
   Item                 % Content   Material %        of Raw Material
   ----                 ---------   ---------------   ---------------
   Big Mac Container        40           15/25        Old Corrugated Boxes
   Carry Out Bags          100           50/50        Old Corrugated Boxes
   Napkins                 100           30/70        Office Paper
   4-Hole Drink Trays      100           92/8         Newspapers
   Happy Meal Bags         100           65/35        Newspapers
   Trayliners              100           10/90        Magazines
   Sandwich Wraps           20           0/20         Industrial Scrap
   Jumbo Roll Tissue       100           40/60        Office Paper
   Toilet Roll Tissue      100           20/80        Office Paper
   Roll Towels             100           20/80        Office Paper
   Corrugated Boxes         40           20/20        Old Corrugated Boxes

   - McDonald's has increased recycled content in packaging to an average of 45% (compared to 17% in 1990).

   - McDonald's U.S. Restaurants currently utilize 133,000 tons of recycled packaging per year.

                   [graphic depiction symbolizing NO CFC'S]

        None of McDonald's packaging uses any form of CFC's as a blowing agent.
        In 1987, McDonald's led the industry in the announcement to phase out of CFC-12 as a blowing agent in foam packaging because of scientific evidence linking it to ozone layer depletion.
        In 1991, in conjunction with the phase out of polystyrene foam sandwich packaging, McDonald's eliminated the use of HCFC-22 as a blowing agent. The blowing agent used in hot cups and breakfast platters is a hydrocarbon.

                    RESTAURANT LIGHTING ENERGY EFFICIENCY

   [EPA Green Lights Partner symbol]

   Easy To Do
     Retrofit lamps with T-8's and change to electronic ballasts

   Bottom Line Savings
     Saves 25% off electrical lighting costs

   Quality Better for Customer
     30% better foot-candle brightness

   Environmental Conservation
     Pollution prevention of 30,000 lbs of CO2/year/store

   Contact National Partner:  Sylvania, Dick Sokol 800-323-0572
   McDonald's Construction:   Ed Ladewski 708-575-3627

                          SANDWICH PACKAGING SWITCH
                          BETTER FOR THE ENVIRONMENT

   The switch to paper-based wraps was a significant improvement for the environment.

                             ENVIRONMENTAL IMPACT

   [Bar graph with no datapoints depicting the superiority of Quarter Pounder wrap over Foam Clamshell in connection with energy, air emissions, waterborne wastes, total solid waste]

   - Overall, the paperbased wraps reduce waste volume by 80% and reduce energy, air and water impacts by 86%, 40% and 80% respectively.

                              RAIN FOREST POLICY

        McDonald's is committed to establishing and enforcing responsible environmental practices in all aspects of our business.

        As part of this commitment, it is McDonald's policy to use only locally produced and processed beef in every country where we have restaurants. In those isolated areas where domestic beef is not available, it is imported from approved McDonald's suppliers in other countries. In all cases, however:

                        McDonald's does not, has not,
                     and will not permit the destruction
                         of tropical rain forests for
                               our beef supply.

        We do not, have not, and will not purchase beef from rain forest (or recently deforested rain forest) land. This policy is strictly enforced and closely monitored. Any McDonald's supplier who is found to deviate from this policy - or who cannot prove compliance with it - will be immediately discontinued.

              [graphic depiction of the top of an award plaque]

   1991 THE FRED SCHMITT CORPORATE LEADERSHIP AWARD from the National Recycling Coalition for the Waste Reduction Action Plan developed with the Environmental Defense Fund

   1991 THE PRESIDENT'S ENVIRONMENT AND CONSERVATION CHALLENGE AWARD for the partnership with the Environmental Defense Fund

   1991-
   1993 RATED #1 CORPORATION by consumers for environmental performance (Cambridge Research International)

         #1 CORPORATE ENVIRONMENTAL REPUTATION (by consumers)...Roper Green Gauge Survey

   1993 AMERISTAR ENVIRONMENTAL AWARD from the Institute of Packaging Professionals for Big Mac package (50% recycled content; 10% lighter)

         CORPORATE SOCIAL RESPONSIBILITY AWARD from the Society for the Advancement of Management for McRecycle USA program

             [graphic depiction of the bottom of an award plaque]


                           ENVIRONMENTAL RESOURCES

                                                     Source/Cost
                                                     -----------
   Videos & Brochures
     McDonald's & the Environment Video              OB   $ 9.50
     McDonald's & the Environment Brochure/100       OB
     McRecycle USA Brochure                          EA     Free
     Rain Forest Imperative Video                    OB     5.15

   Education
     Environmental Action Pack                       OB     2.62
     McDonald's Education Ambassador Kit             OB    70.20
     Municipal Solid Waste Poster                    OB     3.55
     Nature Scope (Rain Forest Book)                 OB     6.87
     Overview of Solid Waste Booklet (50)            OB    26.90
     Recycle With Soar Coloring Books (50)           OB    16.65
     Save the Rain Forest Poster                     OB     2.53
     Setting Up A Recycling Program for your School  OB     9.95
     WEcology Magazine (35)                          OB     9.70

   Premiums
     3-R's Bookmarks (100)                           OB     4.80
     Flying Disk (Recycled)                          GII     .98
     Litter Bags (3R's)(500)                         GII   27.95
     Recycle With SOAR Coloring Books/50             OB    16.65
     Out of Date Environmental Happy Meal Premiums      DC's

   Earth Effort Items
     Lapel Pin                                       GII  $ 1.29
     Lunch Bag                                       GII    5.95
     Recycled Pencils (12)                           GII    1.44
     Refrigerator Magnet                             GII     .29
     T-Shirt                                         GII    6.99
     Travel Mug                                      GII    1.79

   In-Store Materials
     Calling All Phone Books POP Kit (#76853)        WW    54.27
     Commitment to the Environment poster            EA     Free
     Trayliners:  Earth Effort, Kids Recycling       DC's
     Corral Signs/Static Cling Signs
       World Wide (#K77353)                          WW    43.25
       FastSigns                    (314-727-9100)
       Forest Perma Signs           (914-632-9892)
       Altrua Marketing             (800-443-6939)

   Phone Numbers
     OB  - O'Brien Budd                           (800-762-7436)
     GII - Group II Communications                (800-421-4332)
     EA  - Environmental Affairs Dept             (708-575-5779)
     WW  - World Wide                             (800-937-7671)


   BACK COVER:

                                 COMPLIMENTS
                                      OF
                                  McDONALD'S
                       ENVIRONMENTAL AFFAIRS DEPARTMENT



                                 Bob Langert
                      Director of Environmental Affairs
                                 708/575-5252

                                Lynn Heinlein
                      Environmental Affairs Coordinator
                                 708-575-5779
                               Fax 708/575-3390



                                 (copyright)
                         1994 McDonald's Corporation




                       [McDonald's logo for recycling]
                          PRINTED ON RECYCLED PAPER
                          15% Post-Consumer Content
                           50% Pre-Consumer Content